UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: January 5, 2004
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13797 (Commission File Number)	34-1608156 (I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

ITEM 5.      OTHER EVENTS AND REQUIRED FD DISCLOSURE

On January 5, 2004 Hawk issued a press release indicating that it had been informed by the American Stock Exchange (AMEX) that its application to list its shares of Class A common stock (Common Stock) on the AMEX was approved and that it is expected that the shares of its Common Stock will commence trading on Wednesday January 7, 2004. The press release will be posted to Hawk’s website at www.hawkcorp.com and a copy is also set forth in Exhibit 99.1.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits:
99.1 Hawk Corporation Press Release dated January 5, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2004	HAWK CORPORATION

	By:	/s/	Thomas A. Gilbride Thomas A. Gilbride Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Hawk Corporation Press Release dated January 5, 2004.